Exhibit 23

NORDSON CORPORATION
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8) listed below of Nordson Corporation of our reports dated January 10, 2007, with respect to the consolidated financial statements and schedule of Nordson Corporation, Nordson Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Nordson Corporation included in the Annual Report (Form 10-K) for the year ended October 31, 2006:

•	Nordson Corporation 1982 Amended and Restated Stock Appreciation Rights Plan (now entitled 1988 Amended and Restated Stock Appreciation Rights Plan) (No. 2-66776)

•	Nordson Employees’ Savings Trust Plan (No. 33-18309)

•	Nordson Hourly-Rated Employees’ Savings Trust Plan (No. 33-33481)

•	Nordson Corporation 1993 Long-Term Performance Plan (No. 33-67780)

•	Nordson Corporation 2004 Long-Term Performance Plan (No. 333-119399)

Cleveland, Ohio
January 12, 2007

79